Exhibit 1.3

I, the undersigned, sworn public translator, in and for the city of Rio de Janeiro, state of Rio de Janeiro, duly appointed by the Government of the state of Rio de Janeiro, DO HEREBY ATTEST AND CERTIFY that a document was presented to me for translation into English, which I have lawfully performed by reason of my official capacity, as follows:

EMPRESA BRASILEIRA DE TELECOMUNICAÇÕES S.A. – 5EMBRATEL CORPORATE TAXPAYER ENROLLMENT NO. (CNPJ/MF) 33.530.486/0001-29

NIRE 333 0000340-1

SUMMARY MINUTES OF THE 43RD ANNUAL GENERAL MEETING AND OF THE 62ND EXTRAORDINARY GENERAL MEETING HELD ON APRIL 17, 2003, AT 11:00 A.M.

1.DATE, PLACE AND TIME: April 17, 2003, at 11:00 a.m., held at the Company’s head office, at Avenida Presidente Vargas, No. 1012, Centro, City and State of Rio de Janeiro. 2 – ATTENDANCE: Said meeting was attended by the shareholders of EMPRESA BRASILEIRA DE TELECOMUNICAÇÕES S.A. – EMBRATEL, representing more than 98% (ninety eight percent) of the capital with voting right, according to the registrations and signatures in the Company’s Attendance Book. The meeting was also attended by Mr. Jorge Luis Rodriguez, Company President, and by Mr. Norbert Glatt, Economic-Financial Director of Company, representatives of the Company’s administration, and Mr. Roberto Catalão Cardoso, representative of Deloitte Touche Tohmatsu. 3

– BOARD: President: Daniel Eldon Crawford; Secretary; Pedro Antonio Batista Martins. 4 – PUBLICATION OF NOTICES AND OTHER DOCUMENTS: Call Notice published under the terms of Article 124 of Act No. 6.404/76, in Jornal do Comércio and in the Rio de Janeiro State Gazette in the publications of April 1, 2 and 3, 2003. 5 – ORDER OF THE DAY – I. IN ANNUAL SHAREHOLDERS’ MEETING: (i) take down the accounts of the administrators, examine, discuss and vote the financial statements with respect to the fiscal year ended on December 31, 2002, published in the Rio de Janeiro State Gazette and in Jornal do Comércio, on March 18, 2003; (ii) deliberate on the destination of the net profits of the fiscal year and distribution of dividends; (iii) election of the members of the Board of Directors; (iv) set the global annual remuneration of the Company’s administration; and (v) other matters of corporate interest. II. IN EXTRAORDINARY GENERAL MEETING: (i) alter item XIV of Article 16 of Company’s Bylaws, modifying the attributions of the Board of Directors as far as the indication of members to the bodies responsible for the administration and inspection of TELOS – Fundação Embratel de Seguridade Social, so that Company’s Board of Directors maintains among its attributions the indication of such members, except for the management, with respect to which the

Board of Directors will appoint only the President, who is qualified to hire the other directors; and (ii) other matters of corporate interest. 6: READING OF DOCUMENTS: Reading of the documents covered by Article 133 of Act No. 6.404/76 was not required. 7 – SUMMARY OF THE DELIBERATIONS AND OF FACTS OCCURRED: I. IN ANNUAL SHAREHOLDDERS’ MEETING: (i) The report of the Administration and the Financial Statements, and the opinion of the Independent Auditors Deloitte Touche Tohmatsu, with respect to the fiscal year ended on December 31, 2002 were unanimously approved; (ii) The second item of the order of the day refers to the destination of the net profits of the annual period and to the distribution of dividends. The distribution of dividends was not approved due to a negative income calculated in the fiscal year ended on December 31, 2002 and due to the lack of a proposal by the Administration with respect to the destination of profits and distribution of dividends; (iii) Given the end of the mandate of the members of the Board of Directors, the voting of the members who will compose Company’s Board of Directors took place. They were appointed by the shareholder EMBRATEL PARTICIPAÇÕES S.A.: (a) DANIEL ELDON CRAWFORD, a US citizen, married, an executive, residing and domiciled at Av. Presidente Vargas No. 1012/15o andar, Centro, City and State of

Rio de Janeiro, holder of Foreign ID Card No. RNE V228449-A, enrolled in the Taxpayers’ Registry under No. 054.791.737-66; (b) JONATHAN CLARK CRANE, US citizen, married, an executive, residing and domiciled in the United States of America, at 650 Elm Street, Manchester, NH 03101, holder of US passport No. 205765839; (c) DILIO SERGIO PENEDO, Brazilian citizen, married, an Engineer, residing and domiciled at Av. Presidente Vargas No. 1012/15o andar, Centro, City and State of Rio de Janeiro, holder of ID Card No. 32163450-6 SSP-SP, enrolled in the General Taxpayers’ Registry under No. 024.211.787-20; (d) LUIS FERNANDO MOTTA RODRIGUES, Brazilian, married, Engineer, residing and domiciled at Av. Presidente Vargas No. 1012/15o andar, Centro, City and State of Rio de Janeiro, holder of ID Card No. 85-1-00892-6-D- CREA/RJ, enrolled in the Taxpayers’ Registry under No. 777.828.957-15; (e) ANTONIO CARLOS TETTAMANZY, Brazilian, single, a lawyer, residing and domiciled at Estrada da Gávea, No. 827, apt. 1001, São Conrado, City and State of Rio de Janeiro, holder of ID Card No. 19.087 – Brazilian Bar Association – OAB/RJ, enrolled in the Taxpayers’ Registry under No. 038.376.297-91; (f) JORGE LUIS RODRIGUEZ, US citizen, married, an executive, residing and domiciled at Avenida Presidente Vargas No. 1012/15o andar, Centro, City and State of Rio de Janeiro, holder of Foreign ID Card No. RNE V288095-K, enrolled in the Taxpayers’ Registry under No. 056.082.387-88; and (g) LIDIO LINS NETO, Brazilian, married, an Accountant, residing and domiciled at Avenida Presidente Vargas No. 1012/15o andar, Centro, City and State of Rio de Janeiro, holder of ID Card No. 353.669-MM, enrolled in the Taxpayers’ Registry under No. 770-383.807-10. The members of the Council were elected by unanimous vote of the shareholders present. The members of the Board of Directors now elected shall be vested in their offices within the period that Article 149 of Law No. 6.404/76 refers, and they shall remain in the same offices until the Annual General Meeting of 2006, or until they are removed or substituted by the General Meeting. The elected Councilors declare that they are not involved in any crimes that prevent them from exercising a mercantile activity, in compliance with the provisions of Article 147, §1 and §2 of Act 6.404/76; (iv) Setting of the annual global remuneration of Company’s administration at R$25,000,000.00 (twenty five million reais) was approved by unanimous vote of those present, for the purposes and effects of Article 152, of Act No. 6.404/76; and (v) No other items were presented for discussion by the Administration nor by the shareholders present. II. IN SPECIAL SHAREHOLDERS’

MEETING: (i) The proposal for the amendment of item XIV, of Article 16, of the Company Bylaws, modifying the attributions of the Board of Directors with respect to the appointment of the bodies responsible for the administration and inspection of TELOS – Fundação Embratel de Seguridade Social (Embratel Social Security Foundation) was approved by unanimous vote, and they now have the following wording: “XIV – appoint the members of the bodies responsible for the administration and inspection of (i) TELOS- Fundação Embratel de Seguridade Social, except with respect to the members of the Management, among whom only the President will be appointed by Embratel, the President thus elected being responsible for hiring the other directors, and (ii) of the corresponding bodies in other entities of the Company’s social security, establishing the appropriate inspection and control criteria for the same.” and (ii) The Administration or shareholders present did not present other items for discussion. 8 – CLARIFICATIONS: 1) The summary draft of these Minutes in their summary form was authorized, in the terms of Article 130, §1, Act No. 6.404/76. 9 – CLOSURE: Anybody wishing to speak was now given the opportunity, and having nothing further to discuss, the work was closed and the General Meeting was suspended for the time necessary to draw up these Minutes, which having been read and accepted, was approved and signed by all present. SIGNATURES: Daniel Eldon Crawford – President of the Board; Pedro Antonio Batista Martins – Secretary of the Board; Jorge Luis Rodriguez – Company President; Norbert Glatt – Company Economic-Financial Director; Roberto Catalão Cardoso – Representative of Deloitte Touche Tohmatsu. SHAREHOLDERS: Embratel Participações S.A., Luis Fernando Motta Rodrigues.

I certify that this is a faithful copy of the Minutes drawn up in the appropriate book.

[signature]

Pedro Antonio Batista Martins

Secretary

(stamp – Board of Trade of the State of Rio de Janeiro)

I hereby declare that the foregoing is a true translation of the original matter written in Portuguese.

Rio de Janeiro, November 19, 2003.